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                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to (i) inclusion in this current Report on Form 8K of SiVault Systems, Inc. (formerly Security Biometrics, Inc.; the "Registrant") of the audited Balance Sheet as of June 30, 2004 and the Statement of Operations for the year ended June 30, 2004 and (ii)incorporation by reference of these statements in the Registrant's Registration Statement on Form S-8 (Reg. No. 333-117420).



                                              /s/ Miller Ellin & Company, LLP
                                              ---------------------------------
                                              CERTIFIED PUBLIC ACCOUNTANTS



New York, New York
November 12, 2004